Exhibit 99.1

                                LOCKUP AGREEMENT

         THIS LOCKUP AGREEMENT (this "Agreement") is entered into as of September ___, 2005, between ______________ ("Stockholder") and China Digital Wireless, Inc., a Nevada corporation (the "Company").

                              W I T N E S S E T H:

         WHEREAS, Stockholder currently owns shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), and/or securities convertible into or exercisable or exchangeable for Common Stock; and

         WHEREAS, the Company and Stockholder desire that Stockholder agree to certain restrictions on transfer with respect to a portion of the Company's securities owned by Stockholder as further set forth herein.

         NOW,  THEREFORE,   in  consideration  of  and  subject  to  the  mutual
agreements, terms and conditions herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and Stockholder agree as follows:

1.       LOCKUP AGREEMENT


         1.1 Lockup. Without the prior written consent of the Company, Stockholder will not, from the Effective Date until the earlier of (i) 180 days after the date of this Agreement and (ii) the date that The American Stock Exchange ("AMEX") has approved the Company's application for listing of the Common Stock, directly or indirectly:

                  (a) offer, pledge, announce the intention to sell, sell, assign, transfer, encumber, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the U.S. Securities and Exchange Commission) (collectively, the "Lockup Shares");

                  (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any Lockup Shares, whether any such transaction described in clause (a) above is to be settled by delivery of Lockup Shares or such other securities, in cash or otherwise; or

                  (c) make any demand for, or exercise any right with respect to, the registration of any Lockup Shares;




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provided that this  agreement  will not prevent the transfer of Lockup Shares by
Stockholder as a gift or gifts to family members or charitable organizations to the extent that any donee thereof agrees in writing to be bound by the terms of this Section 1; and provided further, that the restrictions set forth in this
Section 1 shall only apply to 75% of the Lockup Shares owned by Stockholder on the date of this Agreement. The remaining 25% of the Lockup Shares owned by Stockholder on the date of this Agreement, and any additional shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock acquired by Stockholder after the date of this Agreement, shall not be subject to such the restrictions set forth in this Section 1.

         1.2 Consent to Decline Transfers. Stockholder agrees and consents that the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock if such transfer would constitute a violation or breach of this Agreement.

         1.3 Release of Shares. At any time and from time to time during the term of this Agreement, the Company may, in its sole discretion and upon notice to Stockholder, reduce the percentage of Stockholder's Lockup Shares that are subject to the restrictions of this Section 1; provided that any remaining Lockup Shares will continue to be subject to the restrictions in this Section 1 for the remainder of the term set forth in Section 1.1.

2.       EFFECTIVE DATE OF THIS AGREEMENT

         This Agreement shall become effective (a) upon the date first above written or (b) upon the date that all persons known to the Company to hold 200,000 shares or more of the Common Stock ("Major Stockholders") have entered into agreements substantially similar to this Agreement or Stockholder has otherwise agreed that this Agreement is effective, whichever is later.

3.       MISCELLANEOUS

         3.1 AMEX Approval. The Company shall promptly notify Stockholder if AMEX approves the Company's application for listing of the Common Stock at the physical address or email address set forth on the signature page of this Agreement.

         3.2 Waiver, Amendment. No provision of this Agreement shall be waived, modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, modification, change, discharge or termination is sought.

         3.3 Assignability. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto, their successors and permitted assigns, heirs and personal representatives. Neither this Agreement nor any right, remedy, obligation or liability hereunder shall be assignable by either the Company or Stockholder without the prior written consent of each other party.

         3.4 Section and Other Headings.  The section headings in this Agreement
are  for  reference   purposes  only  and  shall  not  affect  in  any  way  the interpretation of this Agreement.




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         3.5 Governing  Law. This  Agreement  shall be governed by and construed and enforced in accordance with the laws of the State of Nevada, without giving effect to principles of conflicts of laws thereof that would require the application of the law of another jurisdiction.

         3.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.


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         IN WITNESS  WHEREOF,  the Company and  Stockholder  have  executed this
Agreement as of the date first written above.

                                                    CHINA DIGITAL WIRELESS, INC.



                                                    By:_________________________
                                                       Name:
                                                       Title:


                                                    STOCKHOLDER



                                                    By:_________________________
                                                       Name:
                                                       Title:

                                                    Address of Stockholder:

                                                    ____________________________
                                                    ____________________________
                                                    ____________________________



                                                    Email Address:

                                                    ____________________________